UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 14, 2016

UNITED CONTINENTAL HOLDINGS, INC.

UNITED AIRLINES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware Delaware	001-06033 001-10323	36-2675207 74-2099724
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

233 S. Wacker Drive, Chicago IL 233 S. Wacker Drive, Chicago, IL	60606 60606
(Address of Principal Executive Offices)	(Zip Code)

(872) 825-4000

(872) 825-4000

Registrant’s telephone number, including area code

N/A

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 6, 2016, United Continental Holdings, Inc. (the “Company”) announced that Oscar Munoz planned to return to the Company as its President and Chief Executive Officer on a full-time basis on March 14, 2016 and resume all of his duties and responsibilities as the Company’s President and Chief Executive Officer at that time.  On March 14, 2016, the board of directors of the Company adopted resolutions appointing Mr. Munoz the Company’s “principal executive officer” effective March 14, 2016 and stating that, effective March 14, 2016, Brett J. Hart, the acting Chief Executive Officer of the Company, will no longer be “principal executive officer” and will resume his position as the Company’s Executive Vice President and General Counsel. On March 16, 2016, the board of directors of United Airlines, Inc. (“United”) adopted resolutions appointing Mr. Munoz United’s “principal executive officer” effective March 14, 2016 and stating that, effective March 14, 2016, Mr. Hart will no longer be United’s “principal executive officer.”

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 17, 2016	UNITED CONTINENTAL HOLDINGS, INC.
UNITED AIRLINES, INC.

	By:	/s/ Jennifer L. Kraft
	Name:	Jennifer L. Kraft
	Title:	Deputy General Counsel and Secretary

3